Exhibit 99.1

Charter Financial Corp.

P. O. Box 472

West Point, GA 31833

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 19, 2018 the cut-off date before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 19, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.
						For	Against	Abstain

1    To approve the merger (Merger) of Charter Financial Corporation (Charter) with and into CenterState Bank Corporation (CenterState), with CenterState as the surviving company, all on and subject to the terms and conditions contained in the Agreement and Plan of Merger dated as of April 24, 2018, by and between CenterState and Charter.

						☐	☐	☐

2    To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Charter Financial Corporation’s named executive officers that is based on or otherwise relates to the Merger.

						☐	☐	☐

3    To approve a proposal of the board of directors of Charter Financial Corporation to adjourn or postpone the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Merger.

						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

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REVOCABLE PROXY

CHARTER FINANCIAL CORPORATION

Special Meeting of Stockholders

August 21, 2018 10 AM

This proxy is solicited by the Board of Directors

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus, dated July 18, 2018, and hereby appoints Curti M. Johnson and Edward D. Smith or either of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Charter Financial Corporation which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on August 21, 2018 at 10 a.m., Eastern time, at the CharterBank Corporate Center, 1233 O.G. Skinner Drive, West Point, Georgia, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

This proxy is being solicited on behalf of the Board of Directors. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the three proposals listed. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

Continued and to be signed on reverse side